Exhibit (a)(1)(E)

ZYMOGENETICS, INC.

PAPER ELECTION AND WITHDRAWAL FORM

Please review, complete and sign this form, then either (1) fax it to ZymoGenetics Human Resources at (206) 442-6658 or (2) email it to Optionexchange@zgi.com before 9:00 p.m., Pacific Time, on December 14, 2009.

DELIVERY OF YOUR PAPER ELECTION AND WITHDRAWAL FORM OTHER THAN BY FAX OR EMAIL, OR TO A NUMBER OTHER THAN THE FAX NUMBER ABOVE, WILL NOT CONSTITUTE VALID DELIVERY.

Election to Exchange eligible option(s)

For purposes of participating in the Exchange Offer, I hereby agree to tender my eligible option(s) as indicated below to ZymoGenetics by my check in the “Yes” box in the “Exchange Election” column. I understand that such eligible option(s) will be cancelled as of the date that (1) the Exchange Offer expires and (2) such eligible options are accepted by ZymoGenetics in exchange for an equal or lesser number of new stock options in accordance with the exchange ratios described in Section 3 (Delivery of Election Form) below. You must tender eligible options on a grant-by-grant basis. If you hold more than one eligible option and you only tender one eligible option in this Exchange Offer, you do not need to tender any other eligible options you may hold. You may not, however, tender an eligible option for less than all of the shares subject to that particular eligible option.

Grant No.	Grant Date	Exercise Price Per Share	Number of Options Eligible for Exchange	Option Expiration Date	Exchange Election (mark one)
					o Yes	o No
					o Yes	o No
					o Yes	o No
					o Yes	o No
					o Yes	o No
					o Yes	o No
					o Yes	o No
					o Yes	o No

Additional Terms and Conditions Applicable to this Election Form

1.	Defined Terms. Terms used but not defined in this Paper Election and Withdrawal Form have the means ascribed to such terms in the Offer to Exchange Certain Stock Options for New Stock Options (the “Offer to Exchange”) that was filed with the Securities and Exchange Commission on November 16, 2009, including the Summary Term Sheet in that document. References in this Election Form to “ZymoGenetics,” “we,” “us,” “our” and “ours,” mean ZymoGenetics, Inc.

2.	Expiration Date. The option exchange and your right to tender, or withdraw a tender, of your eligible options will expire at 9:00 p.m., Pacific Time, on December 14, 2009 or on a later date, if we extend the option exchange (the “option exchange deadline”).

3.	Delivery of Election Form. If you intend to tender your eligible options under the option exchange for an equal or lesser number of New Options in accordance with the exchange ratios set forth below you must complete and acknowledge your participation by submitting an election via the offer website at https://zymogenetics.equitybenefits.com/ or by returning this Paper Election and Withdrawal Form if you are not able to submit your election electronically via the offer website, and in either case, by the option exchange deadline.

Each eligible option you properly tender under the option exchange will entitle you to receive a New Option for an equivalent or lesser number of shares, depending on the exercise price of the eligible option tendered, in accordance with the exchange ratios set forth in the table below:

If the Exercise Price of an Eligible Stock Option is:	The Exchange Ratio is:
$7.90-9.79, then	1.25-for-1
$9.80-16.62, then	1.75-for-1
Greater than or equal to $16.63, then	2.50-for-1

If you tender an eligible stock option that is not evenly divisible by the applicable exchange ratio, you will forfeit any resulting fractional portion of an eligible stock option.

Your election to participate in the option exchange will only be effective upon our receipt of this Paper Election and Withdrawal Form through the return methods described above or if you submit an election electronically via the offer website. ZymoGenetics will not accept delivery of an election to participate in the option exchange by any other means. You are responsible for ensuring that, if you wish to participate, you complete and acknowledge your participation by submitting an election via the offer website at https://zymogenetics.equitybenefits.com/ or by returning this Paper Election and Withdrawal Form if you are not able to submit your election electronically via the offer website, and in either case, by the option exchange deadline.

The option exchange is completely voluntary. You are not required to tender your eligible options for exchange.

If you do not receive an email from Human Resources confirming receipt of this Paper Election and Withdrawal Form within one business day after you have completed and acknowledged your participation and returned this form by fax or email to the fax number or email provided above, please email ZymoGenetics Human Resources at Optionexchange@zgi.com.

4.	Withdrawal of Election. You may withdraw your election to exchange your eligible options at any time prior to the option exchange deadline. To withdraw your election to exchange an eligible option, you must log on to the offer website at https://zymogenetics.equitybenefits.com/ (or email ZymoGenetics Human Resources at Optionexchange@zgi.com for another Paper Election and Withdrawal Form if you cannot log back on to the offer website) and submit a new election to exchange your eligible options. You may not rescind any withdrawal. Instead you must re-elect to exchange an eligible option before the option exchange deadline by following the procedures described in Section 3 (Delivery of Election Form) above.

If you are using the form to withdraw a prior election as provided above, please list below each eligible option grant(s) as to which you withdraw your election to exchange under the option exchange. If you do not know which eligible option(s) you have elected to tender under the program, please contact a Human Resources representative at the e-mail address listed above. If you wish to withdraw your election as to ALL eligible options you have previously elected to exchange in the option exchange, please check the following box and do not complete the following table: ☐ (only check box if you do not wish to participate in the option exchange at all):

Grant No.	Grant Date	Exercise Price Per Share	Number of Options Eligible for Exchange

NOTE: You must tender options on a grant-by-grant basis. You cannot withdraw a portion of a grant. If you wish to elect to tender other eligible option(s) in the option exchange, please request another election form from Human Resources at the e-mail address listed above.

5.	Irregularities. We will determine, in our discretion, all questions as to the validity, eligibility, including time of receipt, and acceptance of your election to exchange eligible options. Our determination of these matters will be final and binding on all parties. We may reject any election to exchange an eligible option that we determine is not in appropriate form or that we determine would be unlawful to accept. Otherwise, we will accept properly and timely-elected eligible options that are not validly withdrawn. We also reserve the right to waive any of the conditions of your election to exchange an eligible option or any defect or irregularity in your election to exchange an eligible option tendered before the option exchange deadline. Your election to exchange an eligible option will not be valid until you have cured all defects or irregularities to our satisfaction or they have been waived by us before the option exchange deadline. Neither we nor any other person is obligated to give notice of any defects or irregularities in elections, nor will anyone incur any liability for failure to give any such notice.

6.	Conditional or Contingent Offers. We will not accept any alternative, conditional or contingent tenders.

WE ENCOURAGE ALL ELIGIBLE EMPLOYEES WHO ARE CONSIDERING EXCHANGING THEIR ELIGIBLE STOCK OPTIONS TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER.

By signing below, I understand and agree to be bound by the Terms and Conditions attached hereto.

Date: __________, 2009
Optionee Signature

Optionee Name (please print)

Optionee Social Security or Taxpayer ID Number (please print)

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